As filed with the Securities and Exchange Commission on June 29, 2012

Registration No. 333-174149

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HILLS BANCORPORATION
(Exact name of registrant as specified in its charter)

Iowa	42-1208067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
----------
131 Main Street
Hills, Iowa  52235
(319) 679-2291
(800) 445-5725
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)
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James G. Pratt, Treasurer, Secretary and Chief Financial Officer
Hills Bancorporation
131 Main Street
Hills, Iowa  52235
(319) 679-2291
(800) 445-5725
(Name, address, including Zip Code and telephone number, including area code, of agent for service)
---------------
COPIES OF COMMUNICATIONS TO:
Martin D. Werner, Esq.
Thomas C. Blank, Esq.
Shumaker, Loop & Kendrick, LLP
1000 Jackson
Toledo, Ohio  43604
Phone: (419) 241-9000
Fax: (419) 241-6894

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 deregisters the securities that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company 
(Do not check if a smaller reporting company

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-174149) (the “Registration Statement’) of Hills Bancorporation.

In accordance with an undertaking made by Hills Bancorporation in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, Hills Bancorporation hereby removes from registration all securities registered under the Registration Statement which remain unsold (63,530 shares of common stock) and terminates the effectiveness of the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hills, State of Iowa, on June 29, 2012.

HILLS BANCORPORATION

By: /s/ Dwight O. Seegmiller
Dwight O. Seegmiller, President and
Chief Executive Offier
(Duly Authorized Representative)

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